Exhibit 99

Form 3
Joint Filer Information

Name:   Citibank, N.A.

Address:   399 Park Avenue, New York, New York 10043
Designated Filer:  Citigroup Inc.
Issuer & Tickler Symbol:   Stratos Lightwave, Inc. (STLW)
Date of Event Requiring Statement:   November 6, 2003

_______________________________________________ By: Serena D. Moe Title: Assistant Secretary

Name:   Citicorp

Address:   399 Park Avenue, New York, New York 10043
Designated Filer:   Citigroup, Inc.
Issuer & Tickler Symbol:   Stratos Lightwave, Inc. (STLW)
Date of Event Requiring Statement:   November 6, 2003

_______________________________________________ By: Serena D. Moe Title: Assistant Secretary

Name:   Citigroup Holdings Company
Address:   399 Park Avenue, New York, New York 10043
Designated Filer:   Citigroup, Inc.
Issuer & Tickler Symbol:   Stratos Lightwave, Inc. (STLW)
Date of Event Requiring Statement:   November 6, 2003

_______________________________________________ By: Serena D. Moe Title: Assistant Secretary

Name:   Citicorp Venture Capital Ltd.
Address:  399 Park Avenue, New York, New York 10043
Designated Filer:  Citigroup Inc.
Issuer & Tickler Symbol:   Stratos Lightwave, Inc.(STLW)
Date of Event Requiring Statement:   November 6, 2003

_______________________________________________ By: Anthony P. Mirra Title: Vice President